UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2007

EDGE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-22149 (Commission File Number)	76-0511037 (IRS Employer Identification No.)

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(Address of principal executive offices)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 24, 2007, Edge Petroleum Corporation, a Delaware corporation (“Edge”), entered into an Underwriting Agreement with Raymond James & Associates, Inc. and J.P. Morgan Securities Inc., on behalf of the several underwriters, for the public offering of 9,500,000 shares of Edge’s common stock, with an additional 1,425,000 shares of Edge’s common stock issuable pursuant to an over-allotment option granted to the underwriters. On January 29, 2007, the underwriters notified Edge that they had elected to exercise their option to purchase the additional 1,425,000 shares of common stock.

On January 24, 2007, Edge also entered into an Underwriting Agreement with J.P. Morgan Securities Inc. and Raymond James & Associates, Inc., on behalf of the several underwriters, for the public offering of 2,500,000 shares of Edge’s 5.75% Series A cumulative convertible perpetual preferred stock, par value $0.01 per share (the “Series A preferred stock”), with an additional 375,000 shares of Series A preferred stock issuable pursuant to an over-allotment option granted to the underwriters.  On January 25, 2007, the underwriters notified Edge that they had elected to exercise their option to purchase the additional 375,000 shares of Series A preferred stock.

The shares of common stock and Series A preferred stock are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Edge’s shelf registration statement on Form S-3 (Registration No. 333-125677), as amended, and the offerings were made pursuant to a prospectus dated July 1, 2005, as supplemented by two prospectus supplements, each dated January 24, 2007, both of which were filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.  The closings of the offerings are scheduled for January 30, 2007.

The underwriting agreements related to the common stock offering and the preferred stock offering are filed as Exhibits 1.1 and 1.2 to this report, respectively, and are incorporated herein by reference.

Item 8.01.  Other Events.

On January 16, 2007, Edge filed a Current Report on Form 8-K setting forth, among other things, as Schedule B to such report, unaudited pro forma condensed consolidated financial statements of Edge, adjusted to show the pro forma effects of the Smith acquisition and the financing of the Smith acquisition.  Revised unaudited pro forma condensed consolidated financial statements are being filed with this report because certain of the amounts included in paragraphs (h) and (5) in the notes to such financial statements were affected by an increase in the size of the common stock offering, an increase in the size of the Series A preferred stock offering and the application of the actual dividend rate and conversion price of the Series A preferred stock (instead of an assumed dividend rate and an assumed conversion price).  Edge expects to ultimately finance the Smith acquisition and refinance Edge’s credit facility with proceeds from the common stock and Series A preferred stock offerings and borrowings under a proposed new $320 million revolving credit facility.  Edge is presenting on a pro forma basis the incurrence of indebtedness under the proposed new revolving credit facility and a proposed new $250 million bridge loan facility to finance the entire purchase price, rather than presenting the effects of financing the purchase price and refinancing Edge’s existing credit facility with proceeds from the common stock offering, the Series A preferred stock offering and borrowings under the proposed new revolving credit facility, because Edge’s obligation to complete the Smith acquisition is not contingent upon the success of either offering.  However, paragraphs (h) and (5) in the notes to the financial statements in the prior report were affected by the increase in the size of the common stock offering from 9,200,000 to 9,500,000 shares (excluding the over-allotment option), the increase in the size of the Series A preferred stock offering from 2,000,000 to 2,500,000 shares (excluding the over-allotment option) and the application of the actual dividend rate of the Series A preferred stock of 5.75% and conversion price of the Series A preferred stock of $16.56 per share.  Attached as Schedule A to this report are revised unaudited pro forma condensed consolidated statements of operations of Edge Petroleum Corporation for the year ended December 31, 2005 and for the nine months ended September 30, 2006, the unaudited pro forma condensed consolidated balance sheet of Edge Petroleum Corporation as of September 30, 2006, and the related notes, adjusted to show the pro forma effects of the Smith acquisition and the financing of the Smith acquisition.

2

Forward Looking Statements.

Statements regarding the consummation of the closing date for the offerings, the timing, final purchase price or completion of the Smith acquisition, amount and use of the proceeds from the offerings, timing and completion of the Proposed Credit Facilities (as defined in Schedule A hereto), estimates and expectations regarding general and administrative costs, hiring of new employees, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions, many of which are beyond Edge’s ability to control or estimate, and are subject to material changes.  Such risks, uncertainties and assumptions include, but are not limited to, market conditions, customary offering closing conditions and other factors detailed in the registration statement relating to these securities and Edge’s filings with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

3

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1†	Underwriting Agreement, dated January 24, 2007, among Edge Petroleum Corporation, and Raymond James & Associates, Inc. and J.P. Morgan Securities Inc., on behalf of the several underwriters.

1.2†	Underwriting Agreement, dated January 24, 2007, among Edge Petroleum Corporation and J.P. Morgan Securities Inc. and Raymond James & Associates, Inc., on behalf of the several underwriters.

5.1†	Opinion of Baker Botts L.L.P.

12.1†	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

99.1†	Press Release issued January 25, 2007.

†                     Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: January 29, 2007	By:	/s/ MICHAEL G. LONG
Michael G. Long
Executive Vice President and Chief Financial and
Accounting Officer

5

Schedule A

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Background

The following unaudited pro forma condensed consolidated financial statements and related notes have been prepared to show the effect of the acquisition of: (A) (i) ownership interests in certain oil and gas properties located in 13 counties in southeast and south Texas, consisting of approximately 150 gross (74 net) producing wells from a privately owned company, Smith Production Inc. (“Smith”), and eight other owners who will transfer their interests to Smith prior to the closing, (ii) an ownership interest in approximately 17,000 gross (12,250 net) developed acres and 56,000 gross (16,000 net) undeveloped acres of leasehold, (iii) 25% of Smith’s option and leasehold rights and exploration and development rights in an approximate 95 square mile exploration project area known as the Mission project area, also in south Texas, and (iv) certain gathering facilities and ownership to approximately 13 miles of natural gas gathering pipelines and related infrastructure serving producing assets in southeast Texas ((i) through (iv) collectively referred to as the “Smith Properties”); (B) working interest, option and leasehold rights in two exploration ventures in separate areas, primarily in Texas, from Smith (the “Smith Ventures” and collectively with the Smith Properties, the “Properties”); and (C) the financing of the acquisitions of the Properties (collectively, the “Acquisition”).

On November 16, 2006, we entered into two separate purchase and sale agreements (one of which was subsequently amended) with Smith to acquire the Smith Properties for a combined cash price of approximately $385 million. However, the purchase price is subject to adjustment, among other things, for the results of operations of the Smith Properties between the January 1, 2007 effective date and closing, which is scheduled to occur on or before January 31, 2007. Completion of the acquisition of the Smith Properties is subject to, among other things, certain closing conditions. We expect to enter into agreements to acquire the Smith Ventures for a combined purchase price of $10 million. The closing of the acquisition of the Smith Ventures is expected to close simultaneously with the closing of the Smith Properties. Assuming the Acquisition is completed on January 31, 2007, we estimate that the aggregate purchase price will be approximately $390 million, following the anticipated closing adjustment of approximately $4.8 million.

We expect to ultimately finance the Acquisition and refinance our existing credit facility with proceeds from concurrent public offerings of common stock and preferred stock and borrowings under a proposed new $320 million revolving credit facility. We are presenting on a pro forma basis the incurrence of indebtedness under the proposed new revolving credit facility and a proposed new $250 million bridge loan facility (the “Proposed Credit Facilities”) to finance the entire purchase price, rather than presenting the effects of financing the purchase price and refinancing our existing credit facility with proceeds from the common stock offering, the preferred stock offering and borrowings under the proposed new revolving credit facility, because our obligation to complete the Acquisition is not contingent upon the success of either offering. Accordingly, the pro forma condensed consolidated financial statements give effect to (i) an increase in indebtedness to finance the Acquisition, (ii) the Acquisition, and (iii) the expenses related thereto.

Sources of Information and Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 is derived from our audited consolidated financial statements for the year ended December 31, 2005, the audited Statement of Revenues and Direct Operating Expenses for the Properties for the year ended December 31, 2005 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 are based on our unaudited financial statements as of and for the nine months ended September 30, 2006, the unaudited Statement of Revenues and Direct Operating Expenses for

the Properties for the nine months ended September 30, 2006, and the adjustments and assumptions described below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2005, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and the Statements of Revenues and Direct Operating Expenses for the Properties included as Schedule A to our Current Report on Form 8-K filed on January 16, 2007. Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual and quarterly historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on the dates as indicated below, and should not be viewed as indicative of operations in future periods.

How the Pro Forma Financial Statements Were Prepared

The pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and for the nine month period ended September 30, 2006 were each prepared without audit assuming we completed the Acquisition and financing thereof on January 1, 2005.

The Properties were not accounted for or operated as a separate division or entity by either Smith or the eight other owners. Certain costs, such as depreciation, depletion and amortization (“DD&A”), accretion expense, general and administrative expenses, and corporate income taxes were not allocated to the individual properties comprising the Properties. Also, Smith has historically utilized the successful efforts method of accounting for oil and gas activities, while we use the full cost method. Under the successful efforts method, costs such as geological and geophysical (“G&G”), exploratory dry holes and delay rentals are expensed as incurred whereas under the full cost method these types of charges would be capitalized to their respective full cost pool. Accordingly, exploration expenses, which are recorded under the successful efforts method, are not applicable to our presentation. Full separate historical financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Properties and are not practicable to obtain in these circumstances. Therefore, on a historical basis, we are presenting only the revenues and direct operating expenses for the Properties, and excluding all other historical expenses, such as general and administrative overhead, among others. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes, including as to the incremental expenses associated with the Properties. With these adjustments, the pro forma condensed consolidated statements of operations represent only an estimate of combining our historical results and those of the Properties.

The pro forma condensed consolidated balance sheet was prepared without audit assuming we completed the Acquisition and the borrowings under the Proposed Credit Facilities to finance the Acquisition and refinance our existing credit facility on September 30, 2006. Assuming a January 31, 2007 closing date, we expect that the final adjusted purchase price will be reduced from the base purchase price of $395 million to approximately $390 million, plus other direct transaction costs of approximately $0.6 million. This preliminary estimate of the total cost of the Acquisition is allocated to property, with approximately $38 million initially allocated to unevaluated property. We will also record amounts for asset retirement obligations related to plugging and abandoning these properties. For the purposes of this unaudited pro forma condensed consolidated balance sheet, we are presenting the incurrence of indebtedness under the Proposed Credit Facilities to finance the entire purchase price of the Acquisition and refinance our existing credit facility. However, we intend to ultimately finance a portion of the Acquisition with the net proceeds from concurrent public offerings of common stock and preferred stock. We expect the net proceeds from the contemplated public offerings of common stock and preferred stock will be approximately $240 million.

This unaudited pro forma condensed consolidated balance sheet is based on management’s preliminary estimates of acquired fair values and the related costs of the transaction. The purchase price is subject to purchase price adjustments, including for the results of operations of the Properties between the January 1, 2007 effective date and closing, which is anticipated to be January 31, 2007. As a result, when the Acquisition is completed, the purchase price may be different than this preliminary estimate. The transaction costs could also differ from the preliminary estimates used here. For these reasons, the actual purchase price and purchase price allocation will differ from the amounts presented herein.

The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what our financial position or results of operations would have been had we acquired the Properties on the dates indicated. The unaudited pro forma financial information also cannot be relied upon as a projection of future results.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

	Edge Historical	Properties Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$123,450,342	$78,027,270	$—		$201,477,612
Loss from hedging and derivative activities	(2,267,253)	—	—		(2,267,253)
Total revenues	121,183,089	78,027,270	—		199,210,359

EXPENSES:
Operating expenses	17,068,009	10,095,478	—		27,163,487
Depreciation, depletion and amortization	40,076,994	—	41,573,354	(a)	81,650,348
Accretion expense	141,120	—	49,273	(b)	190,393
General and administrative expense	12,436,048	—	—	(d)	12,436,048
Total expenses	69,722,171	10,095,478	41,622,627		121,440,276
INCOME (LOSS) FROM OPERATIONS	51,460,918	67,931,792	(41,622,627)		77,770,083

Interest expense	—	—	(24,100,197	)(e)	(24,100,197)
Amortization of deferred loan costs	(152,723)	—	(4,568,750	)(f)	(4,721,473)
Interest income	127,993	—	—		127,993
INCOME (LOSS) BEFORE INCOME TAXES	51,436,188	67,931,792	(70,291,574)		49,076,406

Provision for income taxes	(18,077,929)	—	825,924	(g)	(17,252,005)

NET INCOME (LOSS)	$33,358,259	$67,931,792	$(69,465,650)		$31,824,401

NET INCOME PER SHARE:
Basic	$1.95			(h)	$1.86
Diluted	$1.87			(h)	$1.79

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,122,121			(h)	17,122,121
Diluted	17,814,701			(h)	17,814,701

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006

	Edge Historical	Properties Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$94,321,176	$61,460,447	$—		$155,781,623
Gain on hedging and derivative activities	10,491,451	—	—		10,491,451
Total revenues	104,812,627	61,460,447	—		166,273,074

EXPENSES:
Operating expenses	13,970,812	7,716,330	—		21,687,142
Depreciation, depletion and amortization	49,179,378	—	22,089,169	(a)	71,268,547
Accretion expense	137,377	—	39,214	(b)	176,591
Impairment	96,942,347	—	—	(c)	96,942,347
General and administrative expense	10,473,301	—	—	(d)	10,473,301
Total expenses	170,703,215	7,716,330	22,128,383		200,547,928
INCOME (LOSS) FROM OPERATIONS	(65,890,588)	53,744,117	(22,128,383)		(34,274,854)

Interest expense	(2,016,637)	—	(18,871,256	)(e)	(20,887,893)
Amortization of deferred loan costs	(124,363)	—	(614,063	)(f)	(738,426)
Interest income	106,077	—	—		106,077
INCOME (LOSS) BEFORE INCOME TAXES	(67,925,511)	53,744,117	(41,613,702)		(55,795,096)

Provision for income taxes	23,732,415	—	(4,245,645	)(g)	19,486,770

NET INCOME (LOSS)	$(44,193,096)	$53,744,117	$(45,859,347)		$(36,308,326)

NET INCOME (LOSS) PER SHARE:
Basic	$(2.55)			(h)	$(2.09)
Diluted	$(2.55)			(h)	$(2.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,344,026			(h)	17,344,026
Diluted	17,344,026			(h)	17,344,026

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
As of September 30, 2006

	Edge Historical	Pro Forma Adjustments		Pro Forma
ASSETS

Cash and cash equivalents	$2,276,444	$—		$2,276,444
Accounts receivable	18,834,906	—		18,834,906
Other current assets	11,452,793	4,568,750	(1)	16,021,543
Net property and equipment	247,842,779	390,214,000	(2)	639,503,809
		627,500	(3)
		819,530	(4)
Other assets	1,033,379	2,456,250	(1)	3,489,629
TOTAL ASSETS	$281,440,301	$398,686,030		$680,126,331

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$15,749,826	$7,652,500	(1)(3)	$193,616,326
		170,214,000	(5)
Long-term debt	100,000,000	220,000,000	(5)	320,000,000
Asset retirement obligation	2,941,644	819,530	(4)	3,761,174
Other noncurrent liabilities	10,569,234	—		10,569,234
Total liabilities	129,260,704	398,686,030		527,946,734

Shareholders’ equity	152,179,597	—		152,179,597
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$281,440,301	$398,686,030		$680,126,331

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statements of operations reflect the following pro forma adjustments:

a.                                       Record incremental depreciation, depletion and amortization expense (“DD&A”) using the units-of-production method, resulting from the purchase of the Properties.

b.                                      Record incremental accretion expense resulting from the liability we will record for asset retirement obligations (“ARO”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations.

c.                                       The impairment recorded for Edge during the third quarter of 2006 has not been adjusted for the Acquisition. In management’s opinion, the impairment that was recorded was related to older properties in our full cost pool that had in fact been impaired and therefore recording the impairment at September 30, 2006 was valid. At September 30, 2006 natural gas prices were significantly lower than current prices. Therefore, if the Properties had been included in our September 30, 2006 ceiling test, we would have calculated an additional impairment of $105.9 million. The accounting rules promulgated by the Securities and Exchange Commission for calculating impairment of oil and gas properties entitle a registrant to utilize a temporary exemption to impairment when the impairment is the result of a major purchase of proved properties, as long as the registrant can demonstrate that additional value exists beyond a reasonable doubt. If we had actually completed the Acquisition at September 30, 2006, we believe we would have utilized this exemption. In addition, had this acquisition occurred at a time when prices were lower, the purchase price may not have been the same as recorded in these pro forma financial statements.

d.                                      No incremental general and administrative costs related to the Acquisition have been included as pro forma adjustments. We believe our general and administrative expenses for the first quarter of 2007 will be negatively impacted by approximately $0.6 million of expenses related to integrating the operations of the Properties. We currently do not expect to hire any personnel associated with Smith or the other owners. We have hired or intend to hire approximately 10 new employees that we expect will be required to manage the increased scale of our business.

e.                                       Record interest expense on and the related expenses of increased borrowings, assuming approximately $390 million is borrowed under our Proposed Credit Facilities to finance the Acquisition and refinance our existing credit facility. Under applicable rules, this pro forma presentation may not give effect to the contemplated public offerings of common stock and preferred stock. Therefore, we are reflecting the interest expense we would have incurred in these periods had the Acquisition and the refinancing of our existing credit facility been entirely funded by borrowings under our Proposed Credit Facilities. We assumed quarterly reductions in the proposed new bridge loan facility using increased cash flows, less amounts capitalized on the unevaluated property allocation. The average interest rates used in calculating pro forma interest expense are 3-month LIBOR based with varying spreads and are summarized below:

	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Proposed bridge loan facility—current	8.56%	10.03%
Proposed revolving credit facility—long term	6.31%	7.78%

f.                                         Record amortization of deferred loan costs incurred under the Proposed Credit Facilities, with a maturity amortization period of 1 or 4 years.

g.                                      Record a pro forma income tax expense adjustment using the applicable federal statutory income tax rate of 35 percent, based on the pro forma change in income before income taxes.

h.                                      Assuming the completion of the concurrent public offerings of common stock and preferred stock, we would utilize the proceeds from these offerings together with borrowings under the Proposed Credit Facilities to refinance our existing credit facility and finance the Acquisition instead of relying solely on borrowings under the Proposed Credit Facilities, which would reduce interest expense and increase income tax expense. We would also expect to record preferred dividends of approximately $7.2 million and $5.4 million for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively, based on the preferred stock dividend rate of 5.75% per year. Therefore, basic weighted average shares outstanding would increase by approximately 9,500,000 common shares and diluted weighted average shares outstanding would increase by approximately 17,047,170 common shares (including common shares underlying the preferred shares, based on the conversion price of $16.56 per share of common stock). The impact of the offerings results in the following earnings per share data for the year ended December 31, 2005 and the nine months ended September 30, 2006:

PRO FORMA NET INCOME (LOSS) PER SHARE	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Pro forma basic earnings (loss) per share	$1.33	$(1.31)
Pro forma diluted earnings (loss) per share	$1.22	$(1.11)

The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.                                       Record accrual and capitalization of deferred loan costs related to the Proposed Credit Facilities. These costs will be amortized over the applicable facility maturity of 1 or 4 years.

2.                                       Record the anticipated final adjusted purchase price for the Acquisition of approximately $390 million, which represents the original $395 million base purchase price less adjustments for the estimated results of operations between the effective date of January 1, 2007 and the anticipated closing date of January 31, 2007.

3.                                       Record an accrual and capitalization of approximately $0.6 million of direct transaction costs, primarily land and environmental due diligence and legal and auditing fees, relating to the Acquisition.

4.                                       Record Asset Retirement Costs in property and Asset Retirement Obligation liability, in accordance with SFAS No. 143, for wells in the Acquisition.

5.                                       Record borrowings under the Proposed Credit Facilities to finance the anticipated final adjusted purchase price for the Acquisition of approximately $390 million assuming the Acquisition closed on September 30, 2006. The commitment of the lenders for both of the Proposed Credit Facilities is subject to, among other things, our concurrent completion of the Acquisition. The pro forma adjustments reflect the incurrence of indebtedness under the Proposed Credit Facilities to refinance our existing credit facility and to finance the entire purchase price of the Acquisition, rather than presenting the effects of financing the purchase price with the proceeds from the public offerings of common stock and preferred stock and borrowings under our proposed new revolving credit facility, because our obligation to complete the Acquisition is not contingent upon the success of either offering. We expect to ultimately finance the Acquisition with proceeds from the public offerings of common stock and preferred stock and borrowings under our proposed new revolving credit facility. If we raise less than $200 million in the offerings, we would expect to subsequently seek a second lien term loan from the lenders under the Proposed Credit Facilities. If the contemplated public offerings were reflected in the pro forma condensed consolidated balance sheet, approximately $240 million of debt would be replaced by an increase in equity of the same amount (based on the issuance of 9,500,000 shares of common stock at a price to the public of $13.25 per share and 2,500,000 shares of preferred stock at a price of $50.00 per share, less certain costs).